Exhibit 99.1

Exhibit 99.1
E

MRC Global Announces Second Quarter 2017 Results

Sales of $922 million

Net income attributable to common stockholders of $0

Adjusted EBITDA of $44 million

Houston, TX – August 3, 2017 – MRC Global Inc. (NYSE: MRC), the largest global distributor, based on sales, of pipe, valves and fittings and related products and services to the energy industry, today announced second quarter 2017 results.

The company’s sales were $922 million for the second quarter of 2017, which was 24% higher than the second quarter of 2016 and 7% higher than the first quarter of 2017. Increased customer spending and well completion activity in the midstream and upstream sectors drove the improvement in both comparative periods.

Net income attributable to common stockholders for the second quarter of 2017 was $0 million, or $0.00 per diluted share, compared to a net loss attributable to common stockholders of $(23) million, or $(0.24) per diluted share for the second quarter of 2016. The second quarter of 2017 results include an after-tax charge of $2 million or ($0.02) per diluted share related to our previously disclosed litigation settlement with Weatherford Canada Partnership. The second quarter 2016 results include after-tax severance and restructuring charges of $3 million or ($0.03) per diluted share.

Andrew R. Lane, MRC Global’s president and chief executive officer stated, “Our strategy to build market share through contract positions with customers produced strong first half results. Sales were up 24% for the second quarter and 17% for the first half of the year as compared to the same periods in 2016 on strong growth in midstream and upstream sectors. Adjusted EBITDA for the first half of the year was $80 million, higher than the full year of 2016. I am pleased with our results and the solid contract position we have built, which we expect to deliver long term shareholder value.”

MRC Global’s second quarter 2017 gross profit was $149 million, or 16.2% of sales, an increase from second quarter 2016 gross profit of $125 million, or 16.8% of sales. Gross profit for the second quarter of 2017 and 2016 reflects an expense of $5 million and a benefit of $1 million, respectively, in cost of sales relating to the use of the last-in, first out (LIFO) method of inventory cost accounting.

Selling, general and administrative (SG&A) expenses were $132 million, or 14.3% of sales, for the second quarter of 2017 compared to $135 million, or 18.1% of sales, for the same period of 2016. SG&A expenses for the second quarter of 2016 include $4 million of pre-tax severance and restructuring charges. There were no such charges in the second quarter of 2017.

Adjusted EBITDA was $44 million in the second quarter of 2017 compared to $15 million for the same period in 2016. Please refer to the reconciliation of adjusted EBITDA (a non-GAAP measure) to net income (loss) (a GAAP measure) in this release.

Sales by Segment

U.S. sales in the second quarter of 2017 were $720 million, up $169 million, or 31%, from the same quarter in 2016. The increase is primarily due to increased customer spending and well completion activity as well as ongoing projects with one of our midstream gas transmission customers.

Canadian sales in the second quarter of 2017 were $69 million, up $15 million, or 28%, from the same quarter in 2016 primarily due to the upstream business as a result of an increase in rig count and a milder spring break-up compared to a year ago. Canadian sales were unfavorably impacted by $3 million as a result of a weaker Canadian dollar relative to the U.S. dollar.

International sales in the second quarter of 2017 were $133 million, down $8 million, or 6%, from the same period in 2016. The decrease was primarily due to declines in the upstream and downstream sectors partially offset by a $25 million Australian line pipe delivery in the midstream sector. The decline in upstream was due primarily to the conclusion of a major project in Norway. The impact from changes in foreign currency exchange rates was a $3 million reduction in sales.

Sales by Sector

Upstream sales in the second quarter of 2017 increased 22% over the second quarter of 2016 to $258 million, or 28% of total sales. The increase in upstream sales was in our U.S. and Canadian segments as a result of increased customer activity.

Midstream sales in the second quarter of 2017 increased 44% from the second quarter of 2016 to $420 million, or 46% of total sales. Sales to transmission and gathering customers were up 83% while sales to gas utility customers were up by 14% over the same quarter in 2016.

Downstream sales in the second quarter of 2017 were flat with the second quarter of 2016 at $244 million, or 26% of total sales. Increases in the U.S. downstream sector were offset by declines in the International downstream sector.

Balance Sheet

Cash balances were $37 million at June 30, 2017. Debt, net of cash, was $373 million at June 30, 2017.  During the second quarter of 2017, the company’s cash from operations was a net use of $46 million.

Conference Call

The Company will hold a conference call to discuss its second quarter 2017 results at 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on August 4, 2017. To participate in the call, please dial 412‑902-0003 and ask for the MRC Global conference call at least 10 minutes prior to the start time. To access the conference call live over the Internet, please log onto the web at www.mrcglobal.com and go to the “Investor Relations” page of the company’s website at least fifteen minutes early to register, download and install any necessary audio software. For those who cannot listen to the live call, a replay will be available through August 18, 2017 and can be accessed by dialing 201-612-7415 and using pass code 13663757#. Also, an archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

Headquartered in Houston, Texas, MRC Global, is the largest global distributor, based on sales, of pipe, valves and fittings (PVF) and related products and services to the energy industry and supplies these products and services across each of the upstream, midstream and downstream sectors. More information about MRC Global can be found on our website mrcglobal.com.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “expected”, “looking forward”, “guidance” and similar expressions are intended to identify forward-looking statements.

Statements about the company’s business, including its strategy, its industry, the company’s future profitability, the company’s guidance on its sales, adjusted EBITDA, tax rate, capital expenditures and cash flow, growth in the company’s various markets and the company’s expectations, beliefs, plans, strategies, objectives, prospects and assumptions are not guarantees of future performance. These statements are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond our control, including the factors described in the company’s SEC filings that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements.

These risks and uncertainties include (among others) decreases in oil and natural gas prices; decreases in oil and natural gas industry expenditure levels, which may result from decreased oil and natural gas prices or other factors; increased usage of alternative fuels, which may negatively affect oil and natural gas industry expenditure levels; U.S. and international general economic conditions; the company’s ability to compete successfully with other companies in MRC Global’s industry; the risk that manufacturers of the products the company distributes will sell a substantial amount of goods directly to end users in the industry sectors the company serves;  unexpected supply shortages;  cost increases by the company’s suppliers; the company’s lack of long-term contracts with most of its suppliers; suppliers’ price reductions of products that the company sells, which could cause the value of the company’s inventory to decline;  decreases in steel prices, which could significantly lower MRC Global’s profit;  increases in steel prices, which the company may be unable to pass along to its customers which could significantly lower its profit; the company’s lack of long-term contracts with many of its customers and the company’s lack of contracts with customers that require minimum purchase volumes;  changes in the company’s customer and product mix;  risks related to the company’s customers’ creditworthiness; the success of the company’s acquisition strategies;  the potential adverse effects associated with integrating acquisitions into the company’s business and whether these acquisitions will yield their intended benefits; the company’s significant indebtedness;  the dependence on the company’s subsidiaries for cash to meet its debt obligations;  changes in the company’s credit profile;  a decline in demand for certain of the products the company distributes if import restrictions on these products are lifted or imposed; environmental, health and safety laws and regulations and the interpretation or implementation thereof; the sufficiency of the company’s insurance policies to cover losses, including liabilities arising from litigation;  product liability claims against the company;  pending or future asbestos-related claims against the company; the potential loss of key personnel; interruption in the proper functioning of the company’s information systems and the occurrence of cyber security incidents; loss of third-party transportation providers;  potential inability to obtain necessary capital;  risks related to adverse weather events or natural disasters;  impairment of our goodwill or other intangible assets;  adverse changes in political or economic conditions in the countries in which the company operates; exposure to U.S. and international laws and regulations, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act and other economic sanction programs; risks associated with international stability and geopolitical developments;  risks relating to ongoing evaluations of internal controls required by Section 404 of the Sarbanes-Oxley Act;  the impact on us of changes in generally accepted accounting principles or tax laws or adverse positions taken by taxing authorities in the countries in which the company operates; and compliance with and changes in laws and regulations in the countries in which we operate.

For a discussion of key risk factors, please see the risk factors disclosed in the company’s SEC filings, which are available on the SEC’s website at www.sec.gov and on the company’s website, www.mrcglobal.com. Our filings and other important information are also available on the Investor Relations page of our website at www.mrcglobal.com.

Undue reliance should not be placed on the company’s forward-looking statements. Although forward-looking statements reflect the company’s good faith beliefs, reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which may cause the company’s actual results, performance or achievements or future events to differ materially from anticipated future results, performance or achievements or future events expressed or implied by such forward-looking statements. The company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except to the extent required by law.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

MRC Global Inc.

Condensed Consolidated Balance Sheets (Unaudited)

(in millions, except shares)

0

	June 30,	December 31,
	2017	2016

Assets
Current assets:
Cash	$ 37	$ 109
Accounts receivable, net	522	399
Inventories, net	592	561
Other current assets	47	48
Total current assets	1,198	1,117

Other assets	21	19

Property, plant and equipment, net	138	135

Intangible assets:
Goodwill, net	485	482
Other intangible assets, net	390	411

	$ 2,232	$ 2,164

Liabilities and stockholders' equity
Current liabilities:
Trade accounts payable	$ 388	$ 314
Accrued expenses and other current liabilities	114	111
Current portion of long-term debt	8	8
Total current liabilities	510	433

Long-term obligations:
Long-term debt, net	402	406
Deferred income taxes	177	184
Other liabilities	23	23

Commitments and contingencies

6.5% Series A Convertible Perpetual Preferred Stock, $0.01 par value; authorized
363,000 shares; 363,000 shares issued and outstanding	355	355

Stockholders' equity:
Common stock, $0.01 par value per share: 500 million shares authorized,
103,030,267 and 102,529,637 issued, respectively	1	1
Additional paid-in capital	1,683	1,677
Retained deficit	(574)	(574)
Less: Treasury stock at cost: 8,537,410 and 7,677,580 shares, respectively	(125)	(107)
Accumulated other comprehensive loss	(220)	(234)
	765	763
	$ 2,232	$ 2,164

MRC Global Inc.

Condensed Consolidated Statements of Operations (Unaudited)

(in millions, except per share amounts)

0

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Sales	$ 922	$ 746	$ 1,784	$ 1,529
Cost of sales	773	621	1,495	1,271
Gross profit	149	125	289	258
Selling, general and administrative expenses	132	135	258	272
Operating income (loss)	17	(10)	31	(14)
Other expense:
Interest expense	(8)	(9)	(15)	(17)
Other, net	-	-	-	(1)

Income (loss) before income taxes	9	(19)	16	(32)
Income tax expense (benefit)	3	(2)	4	(7)
Net income (loss)	6	(17)	12	(25)
Series A preferred stock dividends	6	6	12	12
Net income (loss) attributable to common stockholders	$ -	$ (23)	$ -	$ (37)

Basic income (loss) per common share	$ -	$ (0.24)	$ -	$ (0.37)
Diluted income (loss) per common share	$ -	$ (0.24)	$ -	$ (0.37)
Weighted-average common shares, basic	94.5	97.7	94.6	99.2
Weighted-average common shares, diluted	95.6	97.7	96.0	99.2

MRC Global Inc.

Condensed Consolidated Statements of Cash Flows (Unaudited)

(in millions)

	Six Months Ended
	June 30,	June 30,
	2017	2016

Operating activities
Net income (loss)	$ 12	$ (25)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operations:
Depreciation and amortization	11	10
Amortization of intangibles	22	23
Equity-based compensation expense	9	7
Deferred income tax benefit	(7)	(5)
Amortization of debt issuance costs	2	2
Increase (decrease) in LIFO reserve	6	(4)
Foreign currency (gains) losses	(2)	2
Other	4	4
Changes in operating assets and liabilities:
Accounts receivable	(117)	104
Inventories	(33)	51
Other current assets	7	2
Income taxes payable	(12)	(6)
Accounts payable	68	(10)
Accrued expenses and other current liabilities	6	(7)
Net cash (used in) provided by operations	(24)	148

Investing activities
Purchases of property, plant and equipment	(14)	(14)
Proceeds from the disposition of non-core product line	-	48
Other investing activities	-	2
Net cash (used in) provided by investing activities	(14)	36

Financing activities
Payments on revolving credit facilities	(223)	(27)
Proceeds from revolving credit facilities	223	27
Payments on long-term obligations	(4)	(4)
Purchase of common stock	(18)	(71)
Dividends paid on preferred stock	(12)	(12)
Repurchases of shares to satisfy tax withholdings	(3)	-
Net cash used in financing activities	(37)	(87)

(Decrease) increase in cash	(75)	97
Effect of foreign exchange rate on cash	3	1
Cash -- beginning of period	109	69
Cash -- end of period	$ 37	$ 167

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Adjusted EBITDA (a non-GAAP measure) to Net Income (Loss)

 (in millions)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

Net income (loss)	$ 6	$ (17)	$ 12	$ (25)
Income tax expense (benefit)	3	(2)	4	(7)
Interest expense	8	9	15	17
Depreciation and amortization	6	5	11	10
Amortization of intangibles	11	11	22	23
Increase (decrease) in LIFO reserve	5	(1)	6	(4)
Change in fair value of derivative instruments	(1)	1	-	2
Equity-based compensation expense (1)	5	4	9	7
Severance and restructuring charges (2)	-	4	-	9
Litigation settlement (3)	3	-	3	-
Foreign currency (gains) losses	(2)	1	(2)	2
Adjusted EBITDA	$ 44	$ 15	$ 80	$ 34

Notes to above:

(1)	Recorded in SG&A
(2)	Charge (pre-tax) related to employee severance and restructuring charges associated with the company’s cost reduction initiatives recorded in SG&A.
(3)

Charge (pre-tax) related to the settlement of litigation with Weatherford Canada Partnership in the second quarter 2017 recorded in Other, net.  The company previously recognized a charge of $3 million associated with this matter in the fourth quarter of 2015.

The company defines Adjusted EBITDA as net income plus interest, income taxes, depreciation and amortization, amortization of intangibles, and certain other expenses, including non-cash expenses, (such as equity-based compensation, severance and restructuring, changes in the fair value of derivative instruments and asset impairments, including inventory) and plus or minus the impact of its LIFO inventory costing methodology.  The company presents Adjusted EBITDA because the company believes Adjusted EBITDA is a useful indicator of the company’s operating performance. Among other things, Adjusted EBITDA measures the company’s operating performance without regard to certain non-recurring, non-cash or transaction-related expenses.  Adjusted EBITDA, however, does not represent and should not be considered as an alternative to net income, cash flow from operations or any other measure of financial performance calculated and presented in accordance with GAAP. Because Adjusted EBITDA does not account for certain expenses, its utility as a measure of the company’s operating performance has material limitations. Because of these limitations, the company does not view Adjusted EBITDA in isolation or as a primary performance measure and also uses other measures, such as net income and sales, to measure operating performance.  See the Company's Annual Report filed on Form 10-K for a more thorough discussion of the use of Adjusted EBITDA.

MRC Global Inc.

Supplemental Information (Unaudited)

Reconciliation of Adjusted Gross Profit (a non-GAAP measure) to Gross Profit

(in millions)

	Three Months Ended
	June 30,	Percentage	June 30,	Percentage
	2017	of Revenue*	2016	of Revenue*

Gross profit, as reported	$ 149	16.2%	$ 125	16.8%
Depreciation and amortization	6	0.7%	5	0.7%
Amortization of intangibles	11	1.2%	11	1.5%
Increase (decrease) in LIFO reserve	5	0.5%	(1)	(0.1%)
Adjusted Gross Profit	$ 171	18.5%	$ 140	18.8%

	Six Months Ended
	June 30,	Percentage	June 30,	Percentage
	2017	of Revenue*	2016	of Revenue

Gross profit, as reported	$ 289	16.2%	$ 258	16.9%
Depreciation and amortization	11	0.6%	10	0.7%
Amortization of intangibles	22	1.2%	23	1.5%
Increase (decrease) in LIFO reserve	6	0.3%	(4)	(0.3%)
Adjusted Gross Profit	$ 328	18.4%	$ 287	18.8%

Notes to above:

* Column does not foot due to rounding.

The company defines Adjusted Gross Profit as sales, less cost of sales, plus depreciation and amortization, plus amortization of intangibles, and plus or minus the impact of its LIFO inventory costing methodology. The company presents Adjusted Gross Profit because the company believes it is a useful indicator of the company’s operating performance without regard to items, such as amortization of intangibles, that can vary substantially from company to company depending upon the nature and extent of acquisitions of which they have been involved. Similarly, the impact of the LIFO inventory costing method can cause results to vary substantially from company to company depending upon whether they elect to utilize LIFO and depending upon which method they may elect. The company uses Adjusted Gross Profit as a key performance indicator in managing its business. The company believes that gross profit is the financial measure calculated and presented in accordance with U.S. generally accepted accounting principles that is most directly comparable to Adjusted Gross Profit.

MRC Global Inc.

Supplemental Sales Information (Unaudited)

(in millions)

Sales by Segment

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2017	2016	2017	2016

U.S.	$ 720	$ 551	$ 1,386	$ 1,157
Canada	69	54	146	118
International	133	141	252	254
	$ 922	$ 746	$ 1,784	$ 1,529

Sales by Product Line

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
Type	2017	2016	2017	2016

Valves, automation, measurement and instrumentation	$ 327	$ 299	$ 649	$ 598
Line pipe	170	96	316	228
Gas products	143	108	277	208
Carbon steel fittings and flanges	139	116	262	236
Stainless steel and alloy pipe and fittings	50	47	91	95
Other	93	80	189	164
	$ 922	$ 746	$ 1,784	$ 1,529

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